Exhibit 32.1

Certifications of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

I, Mikkel Svane, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Annual Report on Form 10-K of Zendesk, Inc. for the period ended December 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Zendesk, Inc..

/s/ Mikkel Svane
Mikkel Svane Chair of the Board of Directors and Chief Executive Officer (Principal Executive Officer) February 17, 2015

I, Alan Black, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Annual Report on Form 10-K of Zendesk, Inc. for the period ended December 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Zendesk, Inc..

/s/ Alan Black
Alan Black Senior Vice President and Chief Financial Officer (Principal Financial Officer) February 17, 2015

The foregoing certifications are not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), and are not to be incorporated by reference into any filing of Zendesk, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.